EXHIBIT 23.2
CONSENT OF WLR CONSULTING, INC.
          WLR Consulting, Inc. does hereby consent to the incorporation by reference in this Form S-3 (the “Registration Statement”) of Canyon Resources Corporation of our report entitled “2006 Mining Study of the CR Briggs Gold Project” and dated November 8, 2006, which is referred to in the Annual Report on Form 10-K of Canyon Resources Corporation for the year ended December 31, 2006. We also consent to the references to us under the headings “Experts” in such Registration Statement.
Sincerely,
WLR Consulting, Inc.

By:	/s/ William L. Rose

Name: William L. Rose
Lakewood, Colorado

August 1, 2007